UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): October 25, 2011

MIMEDX GROUP, INC.

(Exact name of registrant as specified in charter)

Florida (State or other jurisdiction of incorporation)	000-52491 (Commission File Number)	26-2792552 (IRS Employer Identification No.)

60 Chastain Center Blvd., Suite 60 Kennesaw, GA (Address of principal executive offices)	30144 (Zip Code)

(678) 384-6720
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 25, 2011, MiMedx Group, Inc. (the “ Company”) received a commitment from its Chairman and CEO to provide the Company a line of credit of up to $1,500,000 to fund the Company’s  general working capital needs.  The Commitment Letter is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On October 25, 2011, the Company’s Board of Directors adopted a resolution to increase the number of members of the Company’s Board of Directors from nine to ten and to increase the number of Class I directors from three to four.  Following such action, to fill the vacancy created by the increase, the Board elected William C. Taylor, the Company’s President and Chief Operating Officer, as a Class I director effective immediately, to serve until the 2011 Annual Meeting of Stockholders or until his successor is elected and qualified or until such earlier time as he shall cease to serve as an officer of the Company.

Item 2.02	Results of Operations and Financial Conditions.

On October 26, 2011, the Company issued a press release announcing its financial results for the third quarter of 2011.  The release also announced that executives of the Company would discuss these results with investors on a conference call broadcast over the World Wide Web and provided access information, date and time for the conference call.  A copy of the press release is furnished herewith as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1	Commitment Letter dated October 25, 2011

Exhibit 99.2	Press release issued by MiMedx Group, Inc. dated October 26, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIMEDX GROUP, INC.

Dated: October 27, 2011	By:	/s/: Michael J. Senken
Michael J. Senken, Chief Financial Officer